Exhibit 99.1

Transocean Ltd. Announces $486 Million Contract for Deepwater Aquila

STEINHAUSEN, Switzerland—September 14, 2023—Transocean Ltd. (NYSE: RIG) (“Transocean”) today announced a three-year award for the newbuild ultra-deepwater drillship Deepwater Aquila with a national oil company for work offshore Brazil. The contract is expected to commence in the third quarter of 2024 and represents approximately $486 million in firm backlog, excluding a mobilization fee of approximately 90 times the contract dayrate.

Transocean has also agreed to acquire the outstanding interests in Liquila Ventures Ltd., a company formed to acquire the Deepwater Aquila, from its joint venture partners, Perestroika and Lime Rock Partners. Following this acquisition, Transocean will own and operate eight of the twelve ultra-deepwater, 1,400 short-ton hookload drillships in the world.  The Deepwater Aquila is expected to be delivered from the shipyard in October 2023.

In connection with the execution of the drilling contract for the Deepwater Aquila and the acquisition of the outstanding interests in Liquila Ventures Ltd., Transocean is exploring various debt financing alternatives to partially fund the costs associated with acquiring the rig from the shipyard and preparing it for its contract in Brazil.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. Transocean specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services and operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 37 mobile offshore drilling units, consisting of 28 ultra-deepwater floaters and nine harsh environment floaters. In addition, upon completion of the acquisition mentioned above, Transocean will own a company that is constructing one ultra-deepwater drillship.

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as “possible,” “intend,” “will,” “if,” “expect,” or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the success of our business following prior acquisitions, the effects of the spread of and

Exhibit 99.1

mitigation efforts by governments, businesses and individuals related to contagious illnesses, such as COVID-19, and other factors, including those and other risks discussed in the company’s most recent Annual Report on Form 10-K for the year ended December 31, 2022, and in the company’s other filings with the SEC, which are available free of charge on the SEC’s website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of the Swiss Financial Services Act (“FinSA”) or advertising within the meaning of the FinSA. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Analyst Contact:

Alison Johnson

+1 713-232-7214

Media Contact:

Pam Easton

+1 713-232-7647